EXHIBIT 99

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523

Tuesday, April 20, 2004

WELLS FARGO REPORTS RECORD
QUARTERLY EARNINGS PER SHARE AND NET INCOME

First Quarter 2004 Highlights:

•	Record diluted earnings per share of $1.03, up 17 percent from prior year’s $.88

•	Record net income of $1.8 billion, up 18 percent from prior year’s $1.5 billion

•	Return on equity of 20.31 percent, highest since Norwest-Wells Fargo merger

•	Revenue up 7 percent from prior year; 15 percent revenue growth in businesses other than Wells Fargo Home Mortgage

•	Strong balance sheet growth
•	Average loans up 31 percent from prior year
•	Average core deposits up 8 percent from prior year

•	Improved asset quality
•	Net charge-offs down $61 million, or 13 percent, from prior quarter
•	Nonperforming assets down $51 million from prior quarter

•	Improved operating efficiency
•	Revenue up 7 percent; expenses up 2 percent from prior year
•	Efficiency ratio improved to 56.4 percent from 60.5 percent in prior quarter

	First Quarter
			%
	2004	2003	Change
Earnings
Diluted earnings per share	$1.03	$.88	17%
Net Income (in millions)	1,767	1,492	18
Asset Quality
Net charge-offs (in millions)	404	415	(3)
Nonperforming assets as % of total loans	.61%	.87%	(30)
Nonperforming assets (in millions)	$1,611	$1,761	(9)
Revenue-Related
Revenue (in millions)	7,147	6,682	7
Average loans (in billions)	256.4	195.1	31
Average core deposits (in billions)	213.1	196.8	8

SAN FRANCISCO — Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $1.03 for first quarter 2004, compared with $.88 in first quarter 2003, up 17 percent. Net income was a record $1.8 billion, up 18 percent from $1.5 billion in first quarter 2003.

     “We’ve now achieved eleven consecutive quarters of record profits and earnings per share — further proof that our business model — time-tested, customer-centric and diversified across virtually all of financial services - can deliver outstanding results regardless of the economic cycle,” said Chairman and CEO Dick Kovacevich. “This was an outstanding, record-breaking quarter, with revenues growing over three times faster than our expenses from a year ago - better than our long-term goal of growing revenue twice as fast as expenses. Our 143,000 talented team members continue to increase market share and wallet share by satisfying the financial needs of our 23 million customers and earning more of their business. Our credit quality remained among the very best in our industry, with continued declines in nonperforming assets and net charge-offs despite a 31 percent increase in loans. We believe we’re well positioned for even more growth in part because we continue to reinvest in our businesses. During the past three years, for example, we added 8,700 more sales people in Community Banking, Wholesale Banking and Wells Fargo Financial. Wells Fargo was one of three companies among the S&P100 that for the past five years grew earnings per share 13 percent or more, grew revenue 12 percent or more, and achieved a return on equity of more than 19 percent. And, we’re the only one whose principal subsidiary is rated ‘Aaa’ by Moody’s.”

Financial Performance

     Diluted earnings per share were $1.03, up 17 percent from $.88 in first quarter 2003. “This was a truly outstanding first quarter,” said Chief Financial Officer Howard Atkins. “Operating leverage improved this quarter, with revenue growing at seven percent and expenses at only two percent. Business trends accelerated with revenue growth of 15 percent in businesses other than Wells Fargo Home Mortgage; loan losses declined to $404 million despite the continued growth in our loan portfolio; return on assets increased to 1.84 percent and return on equity increased to 20.31 percent, the best returns we’ve had since the Norwest-Wells Fargo merger.”

Revenue

     Revenue of $7.1 billion grew $465 million, or 7 percent, year-over-year and declined $298 million, or 4 percent, on a linked-quarter basis. Due to the increase in mortgage interest rates late in 2003, Home Mortgage revenue declined from $1.2 billion in first quarter 2003 to $.8 billion in first quarter 2004. Combined revenue of all the businesses other than Home Mortgage grew 15 percent from $5.5 billion to $6.3 billion year-over-year. “Revenue growth in the quarter was broad-based, led by year-over-year double-digit growth in consumer deposits and loans, consumer finance, asset-based lending, trade finance, small business lending, private client services and capital markets-related activities,” said Atkins.

Loans

     Average loans of $256.4 billion in first quarter 2004 increased $61.4 billion, or 31 percent, from first quarter 2003 and $20.5 billion, or 35 percent (annualized), on a linked-quarter basis. “Loan growth continued to be driven by strong demand for consumer credit, including home equity, credit card, home mortgage, revolving credit and installment loan products,” said Atkins. On a combined basis, these consumer loans increased $57 billion, or

52 percent, from first quarter 2003, and $19 billion, or 52 percent (annualized), on a linked-quarter basis.

     Average commercial and commercial real estate loans increased $1,399 million, or 6 percent (annualized), from fourth quarter 2003. Approximately $550 million of this increase was due to the acquisition of Pacific Northwest Bancorp in fourth quarter 2003. “We’re encouraged by small business loan growth in our Business Direct and SBA lending groups and the generally improving confidence of our commercial customers,” said Atkins.

Deposits

     Average core deposits, which provide a relatively stable source of funds, of $213.1 billion for first quarter 2004 grew $16.3 billion, or 8 percent, from first quarter 2003, and increased $3.1 billion, or 6 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $12.5 billion for first quarter 2004, down $1.6 billion from fourth quarter 2003 and down $4.9 billion from first quarter 2003. Excluding mortgage escrow deposits, total average core deposits grew $21 billion, or 12 percent, from first quarter 2003 and $5 billion, or 10 percent (annualized), on a linked-quarter basis.

     “Our core deposit growth reflected strong sales of both commercial and consumer accounts,” said Atkins. Excluding mortgage escrow deposits, Community Banking grew average core deposits 11 percent from first quarter 2003 and 8 percent (annualized) from fourth quarter 2003. Average consumer checking account balances grew 12 percent both from first quarter 2003 and on a linked-quarter basis (annualized), reflecting a 5.1 percent increase in net consumer checking accounts from a year ago and higher average balances. Wholesale Banking’s average core deposits increased 21 percent from first quarter 2003 and 20 percent (annualized) from fourth quarter 2003.

Net Interest Income

     Net interest income increased 5 percent year-over-year on 12 percent earning asset growth, offset by a decline in the net interest margin. On a linked-quarter basis, net interest income was essentially flat. The $33 billion reduction in average mortgage loans held for sale from record levels last year was offset by a $61 billion increase in average total loans, which grew 31 percent year-over-year and 35 percent (annualized) on a linked-quarter basis. Net interest margin was essentially unchanged (down 3 basis points) from fourth quarter 2003 to first quarter 2004, with the benefit of the strategic actions taken in the second half of last year offsetting the impact of continued low interest rates on the margin.

Noninterest Income

     Noninterest income increased $264 million, or 9 percent, from first quarter 2003, 22 percent excluding mortgage banking fee income. “The substantial growth in fee income in our non-mortgage banking activities reflected improved business conditions and broad-based growth across the Company, with particular strength in deposit service fees, insurance income, trust and investment fees, credit card fees and other fees and commissions,” said Atkins. During the quarter, the Company realized $95 million in equity gains. “Given the strength of the equity markets and the significant actions we have taken in the last two years to write down our equity portfolios, we are encouraged by the quality of the portfolio and expect additional gains going forward, although not necessarily the same amount we realized this quarter.”

Noninterest income declined $304 million on a linked-quarter basis, due entirely to the decline in mortgage banking income. The quarter included $400 million of provision for temporary impairment of mortgage servicing rights and a $169 million permanent write-down of mortgage servicing rights. Due to the decline in mortgage interest rates during March, Home Mortgage applications rose substantially, with total applications in the quarter of $119 billion, an increase of $48 billion from fourth quarter 2003. “With an application pipeline of $72 billion at quarter end, we would expect originations and average mortgage loans held for sale in second quarter 2004 to be higher than first quarter,” said Atkins.

Noninterest Expense

     Noninterest expense was $4.03 billion in first quarter 2004, up $72 million, or 2 percent, from first quarter 2003. Home Mortgage expenses declined approximately $115 million from first quarter 2003 reflecting lower production and staffing costs.

     On a linked-quarter basis, noninterest expense decreased $471 million. Approximately $250 million of the reduction in noninterest expense was attributable to lower Home Mortgage production in the quarter. The remainder of the expense reduction reflected the ongoing benefit of the strategic actions in the second half of 2003, as well as efforts to reduce purchased goods and services and facilities costs. Total merger integration and charter consolidation expenses in first quarter 2004 were $13 million. The efficiency ratio improved to 56.4 percent in first quarter 2004 from 59.2 percent in first quarter 2003 and 60.5 percent in fourth quarter 2003.

Credit Quality

     “Credit quality continued to improve, with nonperforming assets, charge-offs and charge-off ratios all declining,” said Chief Credit Officer Dave Munio. “First quarter losses of $404 million (.63 percent of loans outstanding annualized) were down $61 million, or 13 percent from $465 million (.78 percent of loans outstanding annualized) in fourth quarter 2003 and down from $415 million (.86 percent of loans outstanding annualized) a year ago. Our credit results reflected low loss rates in our commercial portfolios and continued satisfactory performance in retail, which tracked national and regional trends. Housing values across the U.S. continued to be stable to improving, which moderated losses in our real estate portfolios. Our consumer bankruptcy results mirrored the national year-over-year decline of approximately 3 percent and delinquencies remained at the lower end of expected results. Given the substantial growth in our consumer loan portfolios, we would expect consumer loan losses and loss rates to increase at some point as these portfolios season.”

     Nonperforming assets were $1.61 billion, or .61 percent of total loans, down 3 percent from $1.66 billion (.66 percent) last quarter and down 9 percent from $1.76 billion (.87 percent) in first quarter 2003. “Commercial nonperforming loans continued to decline modestly, partially offset by the growth and seasoning of our home mortgage real estate portfolio,” said Munio. The allowance of $3.89 billion continued to provide over two times coverage of annualized losses and nonperforming assets.

Business Segment Performance

     Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income for each of the three business segments was:

	First Quarter
			%
(in millions)	2004	2003	Change
Community Banking	$1,167	$1,058	10%
Wholesale Banking	448	347	29
Wells Fargo Financial	136	102	33

     More financial information about the business segments is on page 23.

     Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information

	First Quarter
			%
(in millions)	2004	2003	Change
Total revenue	$4,986	$4,886	2%
Provision for loan losses	214	217	(1)
Noninterest expense	2,994	3,026	(1)
Net income	1,167	1,058	10
Average loans (in billions)	180.3	128.3	41
Average assets (in billions)	277.4	255.4	9

•	Record core product sales of 3.24 million for the quarter, up 23 percent from prior year
•	1,000 additional platform bankers from prior year
•	Banker productivity of 4.88 core sales per day, up 10 percent from prior year
•	Core deposits up 7 percent from prior year
•	Loans up 41 percent from prior year
•	Mortgage application pipeline of $72 billion, up $26 billion from December 31, 2003
•	Net consumer checking account growth of 5.1 percent from prior year
•	Internet:
o	5.2 million active online customers, up 33 percent from prior year
o	1.8 million bill pay customers at quarter end, up 34 percent prior year
o	450,000 active online small business customers, up 44 percent from prior year
o	Online merchant transactions totaled $3.8 billion in the quarter, up 49 percent from prior year

     Community Banking reported net income of $1,167 million in first quarter 2004, compared with $1,058 million for the same period of 2003, up 10 percent. First quarter revenue grew 2 percent compared with the same period of 2003, but was adversely affected by the 33 percent decline in mortgage banking revenue. Net interest income increased by $69 million, compared with first quarter 2003, primarily due to growth in consumer and 1-4 family loans and deposits, which offset the decrease in mortgages held for sale, with the increase in interest income partially offset by a decline in the net interest margin. Noninterest income was up $31 million in first quarter 2004, compared with 2003. Noninterest expense decreased by $32 million in first quarter 2004, or 1 percent, compared with the same period of 2003, due primarily to a decline in mortgage origination volumes. The provision for loan losses decreased by $3 million in first quarter 2004 compared with first quarter 2003.

     “We achieved record sales this quarter, thanks to the dedication and hard work of our team,” said John Stumpf, Group EVP, Community Banking. “Core product sales were 3.24 million, up 23 percent from the same period last year. The number of retail bankers increased 10 percent from a year ago, while our sales per platform banker also rose 10 percent. We continued to enjoy strong net growth in consumer checking accounts, a core product for building customer relationships, up 5 percent from a year ago.”

     “We continued to see good levels of Home Mortgage sales with $65 billion of originations in the quarter,” said Mark Oman, Group EVP, Home and Consumer Finance. “The solid origination levels resulted in strong growth in the first mortgage and home equity portfolios, which were up 8 percent, and 10 percent, respectively, in the quarter.

     With the drop in mortgage interest rates during the quarter, we saw a pick up in activity, taking $119 billion in applications in the quarter, up $48 billion from fourth quarter 2003. Reflecting this increase in activity, the mortgage application pipeline ended the quarter at $72 billion, up $26 billion from year-end. The owned servicing portfolio grew to $725 billion, up $116 billion, or 19 percent, from the same period last year. The weighted-average note rate declined to 5.84 percent from 5.90 percent at year-end. The carrying value of mortgage servicing rights at March 31, 2004 was $6.1 billion, 1.00 percent of loans serviced for others, compared with $6.9 billion, 1.15 percent of loans served for others, at year-end.”

     Wholesale Banking provides businesses across the United States predominantly with annual sales in excess of $10 million with a complete line of commercial, corporate, treasury management, investment, insurance, capital markets and real estate banking products and services.

Selected Financial Information

	First Quarter
			%
(in millions)	2004	2003	Change
Total revenue	$1,390	$1,203	16
Provision for loan losses	23	53	(57)
Noninterest expense	669	620	8
Net income	448	347	29
Average loans (in billions)	50.3	49.3	2
Average assets (in billions)	75.7	74.1	2

•	Record revenue of $1.4 billion, up 16 percent from prior year
•	Noninterest income up 27 percent from prior year
•	Net income up 29 percent from prior year
•	Received George Mitchell Payments System Excellence Award from NACHA

     Wholesale Banking reported earnings of $448 million in first quarter 2004, up 29 percent compared with a year ago and up 17 percent on a linked-quarter basis. First quarter revenue of $1.4 billion was up 16 percent from first quarter 2003 and up 6 percent from fourth quarter 2003. Growth in revenue on both a year-over-year and linked-quarter basis was attributable to higher income in asset-based lending, insurance brokerage, fees and commissions and capital markets-related business. First quarter expenses were up 8 percent from a year ago, primarily due to higher personnel expense resulting from merit increases and the rise in benefit costs. On a linked-quarter basis, expenses were down 4 percent. The provision for loan losses in first quarter 2004 declined $30 million from a year ago.

     “We are extremely pleased to report strong increases in earnings across Wholesale Banking, compared with the same period last year,” said Dave Hoyt, Group EVP, Wholesale Banking. “We experienced solid growth across all of our wholesale businesses this quarter, with especially strong results from our asset-based lending and capital markets businesses. We continued to focus on building new relationships, deepening relationships through cross-sell, and improving customer satisfaction.

     Customer feedback collected by firms such as Phoenix-Hecht, Greenwich Associates, and JD Powers over the last three years indicates high and continually improving levels of customer satisfaction. These results were attributable to the high quality of our people and our focus to collect customer input throughout our businesses processes to build products and services that match our customers' needs. In March, we received the George Mitchell Payments Systems Excellence Award from the National ACH Association (NACHA) for our work delivering the electronic consumer payments system for Wells Fargo Home Mortgage. We continue to focus on making it easier for our customers to do business with us, by giving our team members better access to information so they can serve our customers more effectively and by providing more user-friendly tools to our customers.”

     Wells Fargo Financial offers consumer and commercial finance, leasing, private label credit cards and dealer financing in 47 states, Canada, and the Caribbean.

Selected Financial Information

	First Quarter
			%
(in millions)	2004	2003	Change
Total revenue	$746	$614	21
Provision for loan losses	167	141	18
Noninterest expense	366	308	19
Net income	136	102	33
Average loans (in billions)	25.8	17.5	47
Average assets (in billions)	27.4	19.4	41

•	Net income up 33 percent from prior year
•	Assets increased $2.1 billion during the quarter, topping $27 billion, driven by real estate lending and auto financing
•	Real estate secured receivables up $1.5 billion, or 20 percent, to $8.9 billion
•	Auto finance receivables up $.8 billion, or 14 percent, to $6.5 billion
•	Sound credit quality, with losses within predicted ranges amid strong growth

     “Our record quarterly earnings of $136 million reflected the benefits of the changes made to our business model over the last several years to focus on consumer secured lending,” said Mark Oman, Group EVP, Home and Consumer Finance. “We continued to have strong receivables growth in the U.S. consumer and auto businesses. The consumer business continued to expand its sales force with the addition of 521 sales team members in the quarter.”

Recorded Message

     A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific Time through April 23, 2004. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 6102151. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.

     The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

     This news release contains forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release include statements about future equity gains, expected second quarter 2004 mortgage originations and average mortgage loans held for sale, and various statements about future credit losses and credit quality.

     Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

     There are several factors-many beyond the Company’s control-that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including information incorporated into the Form 10-K from the Company’s 2003 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, “Financial Review-Risk Management” included in the 2003 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

     Other factors described in the Form 10-K include • business and economic conditions • fiscal and monetary policies • legislation and regulation • disintermediation • competition generally and in light of the Gramm-Leach-Bliley Act • potential dividend restrictions • market acceptance and regulatory approval of new products and services • non-banking activities • reliance on other companies for infrastructure components • integration of acquired companies • attracting and retaining key personnel • stock price volatility. See, for example, “Factors That May Affect Future Results” in the 2003 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

     Any factor described in this news release, in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

     Wells Fargo & Company is a diversified financial services company with $397 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from more than 5,900 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only “Aaa"- rated bank in the United States.

Visit Wells Fargo at www.wellsfargo.com

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

				% Change
	Quarter ended			Mar. 31, 2004 from
	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,
(in millions, except per share amounts)	2004	2003	2003	2003	2003

For the Quarter
Net income	$1,767	$1,624	$1,492	9%	18%
Diluted earnings per common share	1.03	.95	.88	8	17

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.84%	1.67%	1.70%	10	8
Net income applicable to common stock to average common stockholders’ equity (ROE)	20.31	19.20	19.80	6	3

Efficiency ratio (1)	56.4	60.5	59.2	(7)	(5)

Total revenue	$7,147	$7,445	$6,682	(4)	7

Dividends declared per common share	.45	.45	.30	—	50

Average common shares outstanding	1,699.3	1,690.2	1,681.5	1	1
Diluted average common shares outstanding	1,721.2	1,712.6	1,694.1	1	2

Average loans	$256,448	$235,986	$195,057	9	31
Average assets	386,614	384,744	355,108	—	9
Average core deposits (2)	213,146	210,026	196,802	1	8

Net interest margin	4.94%	4.97%	5.27%	(1)	(6)

At Quarter End
Securities available for sale	$32,857	$32,953	$26,168	—	26
Loans	264,216	253,073	201,822	4	31
Allowance for loan losses	3,891	3,891	3,840	—	1
Goodwill	10,403	10,371	9,799	—	6
Assets	397,354	387,798	369,607	2	8
Core deposits	220,105	211,271	203,185	4	8
Common stockholders’ equity	35,474	34,484	30,684	3	16
Stockholders’ equity	35,442	34,469	30,732	3	15

Capital ratios
Common stockholders’ equity to assets	8.93%	8.89%	8.30%	—	8
Stockholders’ equity to assets	8.92	8.89	8.31	—	7
Risk-based capital (3)
Tier 1 capital	8.47	8.42	7.37	1	15
Total capital	12.16	12.21	10.94	—	11
Tier 1 leverage (3)	7.13	6.93	6.42	3	11

Book value per common share	$20.90	$20.31	$18.32	3	14

Team members (active, full-time equivalent)	139,900	140,000	131,600	—	6

Common Stock Price
High	$58.98	$59.18	$49.13	—	20
Low	55.97	51.68	43.27	8	29
Period end	56.67	58.89	44.99	(4)	26

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	The March 31, 2004 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,	Mar. 31 ,
(in millions, except per share amounts)	2004	2003	2003	2003	2003

For the Quarter
Net income	$1,767	$1,624	$1,561	$1,525	$1,492
Diluted earnings per common share	1.03	.95	.92	.90	.88

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.84%	1.67%	1.57%	1.63%	1.70%
Net income applicable to common stock to average common stockholders’ equity (ROE)	20.31	19.20	18.88	19.62	19.80

Efficiency ratio (1)	56.4	60.5	62.4	60.0	59.2

Total revenue	$7,147	$7,445	$7,333	$6,930	$6,682

Dividends declared per common share	.45	.45	.45	.30	.30

Average common shares outstanding	1,699.3	1,690.2	1,677.2	1,675.7	1,681.5
Diluted average common shares outstanding	1,721.2	1,712.6	1,693.9	1,690.6	1,694.1

Average loans	$256,448	$235,986	$216,181	$204,824	$195,057
Average assets	386,614	384,744	394,995	375,088	355,108
Average core deposits (2)	213,146	210,026	215,685	205,428	196,802

Net interest margin	4.94%	4.97%	5.01%	5.09%	5.27%

At Quarter End
Securities available for sale	$32,857	$32,953	$30,260	$24,625	$26,168
Loans	264,216	253,073	228,137	211,434	201,822
Allowance for loan losses	3,891	3,891	3,854	3,853	3,840
Goodwill	10,403	10,371	9,849	9,803	9,799
Assets	397,354	387,798	390,750	369,583	369,607
Core deposits	220,105	211,271	209,422	210,722	203,185
Common stockholders’ equity	35,474	34,484	32,277	32,184	30,684
Stockholders’ equity	35,442	34,469	32,333	32,236	30,732

Capital ratios
Common stockholders’ equity to assets	8.93%	8.89%	8.26%	8.71%	8.30%
Stockholders’ equity to assets	8.92	8.89	8.27	8.72	8.31
Risk-based capital (3)
Tier 1 capital	8.47	8.42	8.14	7.98	7.37
Total capital	12.16	12.21	11.62	11.50	10.94
Tier 1 leverage (3)	7.13	6.93	6.43	6.58	6.42

Book value per common share	$20.90	$20.31	$19.25	$19.18	$18.32

Team members (active, full-time equivalent)	139,900	140,000	139,200	135,500	131,600

Common Stock Price
High	$58.98	$59.18	$53.71	$52.80	$49.13
Low	55.97	51.68	48.90	45.01	43.27
Period end	56.67	58.89	51.50	50.40	44.99

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	The March 31, 2004 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31		,	%
(in millions, except per share amounts)	2004	2003		Change

INTEREST INCOME
Securities available for sale	$445	$453		(2)%
Mortgages held for sale	334	814		(59)
Loans held for sale	63	67		(6)
Loans	3,957	3,332		19
Other interest income	59	62		(5)

Total interest income	4,858	4,728		3

INTEREST EXPENSE
Deposits	370	427		(13)
Short-term borrowings	63	95		(34)
Long-term debt	375	330		14
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	27		(100)

Total interest expense	808	879		(8)

NET INTEREST INCOME	4,050	3,849		5
Provision for loan losses	404	411		(2)

Net interest income after provision for loan losses	3,646	3,438		6

NONINTEREST INCOME
Service charges on deposit accounts	615	553		11
Trust and investment fees	535	460		16
Credit card fees	258	243		6
Other fees	414	366		13
Mortgage banking	315	561		(44)
Operating leases	209	251		(17)
Insurance	317	266		19
Net gains on debt securities available for sale	33	18		83
Net gains (losses) from equity investments	95	(98)		—
Other	306	213		44

Total noninterest income	3,097	2,833		9

NONINTEREST EXPENSE
Salaries	1,277	1,141		12
Incentive compensation	391	447		(13)
Employee benefits	492	419		17
Equipment	301	269		12
Net occupancy	294	296		(1)
Operating leases	155	187		(17)
Other	1,119	1,198		(7)

Total noninterest expense	4,029	3,957		2

INCOME BEFORE INCOME TAX EXPENSE	2,714	2,314		17
Income tax expense	947	822		15

NET INCOME	$1,767	$1,492		18%

NET INCOME APPLICABLE TO COMMON STOCK	$1,767	$1,491		19%

EARNINGS PER COMMON SHARE
Earnings per common share	$1.04	$.89		17%

Diluted earnings per common share	$1.03	$.88		17%

DIVIDENDS DECLARED PER COMMON SHARE	$.45	$.30		50%

Average common shares outstanding	1,699.3	1,681.5		1%

Diluted average common shares outstanding	1,721.2	1,694.1		2%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,	Mar. 31	,
(in millions, except per share amounts)	2004		2003		2003		2003		2003

INTEREST INCOME
Securities available for sale	$445		$458		$470		$435		$453
Mortgages held for sale	334		551		906		864		814
Loans held for sale	63		60		57		67		67
Loans	3,957		3,713		3,482		3,409		3,332
Other interest income	59		74		64		80		62

Total interest income	4,858		4,856		4,979		4,855		4,728

INTEREST EXPENSE
Deposits	370		377		384		425		427
Short-term borrowings	63		68		72		87		95
Long-term debt	375		335		349		341		330
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—		32		32		29		27

Total interest expense	808		812		837		882		879

NET INTEREST INCOME	4,050		4,044		4,142		3,973		3,849
Provision for loan losses	404		465		426		421		411

Net interest income after provision for loan losses	3,646		3,579		3,716		3,552		3,438

NONINTEREST INCOME
Service charges on deposit accounts	615		613		607		587		553
Trust and investment fees	535		504		504		470		460
Credit card fees	258		252		251		257		243
Other fees	414		412		422		373		366
Mortgage banking	315		636		773		543		561
Operating leases	209		211		229		245		251
Insurance	317		264		252		289		266
Net gains (losses) on debt securities available for sale	33		(12)		(23)		20		18
Net gains (losses) from equity investments	95		143		58		(47)		(98)
Other	306		378		118		220		213

Total noninterest income	3,097		3,401		3,191		2,957		2,833

NONINTEREST EXPENSE
Salaries	1,277		1,351		1,185		1,155		1,141
Incentive compensation	391		483		621		503		447
Employee benefits	492		417		374		350		419
Equipment	301		375		298		305		269
Net occupancy	294		310		283		288		296
Operating leases	155		162		175		178		187
Other	1,119		1,402		1,639		1,379		1,198

Total noninterest expense	4,029		4,500		4,575		4,158		3,957

INCOME BEFORE INCOME TAX EXPENSE	2,714		2,480		2,332		2,351		2,314
Income tax expense	947		856		771		826		822

NET INCOME	$1,767		$1,624		$1,561		$1,525		$1,492

NET INCOME APPLICABLE TO COMMON STOCK	$1,767		$1,624		$1,560		$1,524		$1,491

EARNINGS PER COMMON SHARE
Earnings per common share	$1.04		$.96		$.93		$.91		$.89

Diluted earnings per common share	$1.03		$.95		$.92		$.90		$.88

DIVIDENDS DECLARED PER COMMON SHARE	$.45		$.45		$.45		$.30		$.30

Average common shares outstanding	1,699.3		1,690.2		1,677.2		1,675.7		1,681.5

Diluted average common shares outstanding	1,721.2		1,712.6		1,693.9		1,690.6		1,694.1

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Mar. 31, 2004 from
	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,
(in millions, except shares)	2004	2003	2003	2003	2003

ASSETS
Cash and due from banks	$13,972	$15,547	$16,011	(10)%	(13)%
Federal funds sold and securities purchased under resale agreements	2,439	2,745	4,982	(11)	(51)
Securities available for sale	32,857	32,953	26,168	—	26
Mortgages held for sale	26,361	29,027	62,610	(9)	(58)
Loans held for sale	8,037	7,497	7,075	7	14

Loans	264,216	253,073	201,822	4	31
Allowance for loan losses	3,891	3,891	3,840	—	1

Net loans	260,325	249,182	197,982	4	31

Mortgage servicing rights, net	6,097	6,906	4,183	(12)	46
Premises and equipment, net	3,545	3,534	3,680	—	(4)
Goodwill	10,403	10,371	9,799	—	6
Other assets	33,318	30,036	37,117	11	(10)

Total assets	$397,354	$387,798	$369,607	2%	8%

LIABILITIES
Noninterest-bearing deposits	$78,253	$74,387	$75,330	5%	4%
Interest-bearing deposits	170,116	173,140	160,544	(2)	6

Total deposits	248,369	247,527	235,874	—	5
Short-term borrowings	20,397	24,659	33,196	(17)	(39)
Accrued expenses and other liabilities	19,756	17,501	19,938	13	(1)
Long-term debt	73,390	63,642	46,982	15	56
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	2,885	—	(100)

Total liabilities	361,912	353,329	338,875	2	7

STOCKHOLDERS’ EQUITY
Preferred stock	452	214	430	111	5
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,711	9,643	9,514	1	2
Retained earnings	23,796	22,842	20,310	4	17
Cumulative other comprehensive income	1,057	938	913	13	16
Treasury stock — 39,199,710 shares, 38,271,651 shares and 61,454,942 shares	(1,984)	(1,833)	(2,947)	8	(33)
Unearned ESOP shares	(484)	(229)	(382)	111	27

Total stockholders’ equity	35,442	34,469	30,732	3	15

Total liabilities and stockholders’ equity	$397,354	$387,798	$369,607	2%	8%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,	Mar. 31 ,
(in millions)	2004	2003	2003	2003	2003

ASSETS
Cash and due from banks	$13,972	$15,547	$15,423	$16,045	$16,011
Federal funds sold and securities purchased under resale agreements	2,439	2,745	2,692	2,768	4,982
Securities available for sale	32,857	32,953	30,260	24,625	26,168
Mortgages held for sale	26,361	29,027	55,328	58,716	62,610
Loans held for sale	8,037	7,497	7,310	7,009	7,075

Loans	264,216	253,073	228,137	211,434	201,822
Allowance for loan losses	3,891	3,891	3,854	3,853	3,840

Net loans	260,325	249,182	224,283	207,581	197,982

Mortgage servicing rights, net	6,097	6,906	5,765	3,821	4,183
Premises and equipment, net	3,545	3,534	3,517	3,604	3,680
Goodwill	10,403	10,371	9,849	9,803	9,799
Other assets	33,318	30,036	36,323	35,611	37,117

Total assets	$397,354	$387,798	$390,750	$369,583	$369,607

LIABILITIES
Noninterest-bearing deposits	$78,253	$74,387	$77,175	$80,943	$75,330
Interest-bearing deposits	170,116	173,140	174,261	149,941	160,544

Total deposits	248,369	247,527	251,436	230,884	235,874
Short-term borrowings	20,397	24,659	25,589	23,883	33,196
Accrued expenses and other liabilities	19,756	17,501	18,815	20,682	19,938
Long-term debt	73,390	63,642	58,992	58,513	46,982
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	3,585	3,385	2,885

Total liabilities	361,912	353,329	358,417	337,347	338,875

STOCKHOLDERS’ EQUITY
Preferred stock	452	214	319	375	430
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,711	9,643	9,532	9,536	9,514
Retained earnings	23,796	22,842	22,064	21,281	20,310
Cumulative other comprehensive income	1,057	938	572	1,185	913
Treasury stock	(1,984)	(1,833)	(2,785)	(2,712)	(2,947)
Unearned ESOP shares	(484)	(229)	(263)	(323)	(382)

Total stockholders’ equity	35,442	34,469	32,333	32,236	30,732

Total liabilities and stockholders’ equity	$397,354	$387,798	$390,750	$369,583	$369,607

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Mar. 31 ,	Dec. 31	,	Sept. 30	,	Jun. 30	,	Mar. 31	,
(in millions)	2004	2003		2003		2003		2003

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,671	$2,699		$2,514		$6,405		$3,101
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,224	1,278		1,283		1,288		1,294
Securities of U.S. states and political subdivisions	3,338	3,141		2,442		2,063		2,040
Mortgage-backed securities:
Federal agencies	20,635	21,149		18,538		15,696		17,709
Private collateralized mortgage obligations	2,713	2,014		1,972		1,994		2,025

Total mortgage-backed securities	23,348	23,163		20,510		17,690		19,734
Other debt securities (1)	3,543	3,478		3,540		3,167		3,013

Total debt securities available for sale (1)	31,453	31,060		27,775		24,208		26,081
Mortgages held for sale	25,023	41,055		69,786		65,493		58,422
Loans held for sale	7,911	7,373		7,124		7,063		7,002
Loans:
Commercial and commercial real estate:
Commercial	47,305	47,674		46,947		47,484		47,007
Other real estate mortgage	27,801	26,691		25,635		25,661		25,385
Real estate construction	8,264	8,151		7,775		7,983		7,908
Lease financing	5,053	4,508		4,497		4,570		4,234

Total commercial and commercial real estate	88,423	87,024		84,854		85,698		84,534
Consumer:
Real estate 1-4 family first mortgage	86,375	71,402		57,817		50,292		45,193
Real estate 1-4 family junior lien mortgage	38,328	35,152		32,512		30,341		28,596
Credit card	8,338	8,013		7,683		7,456		7,400
Other revolving credit and installment	32,477	31,975		31,053		28,876		27,383

Total consumer	165,518	146,542		129,065		116,965		108,572
Foreign	2,507	2,420		2,262		2,161		1,951

Total loans (2)	256,448	235,986		216,181		204,824		195,057
Other	8,538	9,169		8,905		7,717		7,115

Total earning assets	$332,044	$327,342		$332,285		$315,710		$296,778

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,962	$2,744		$2,592		$2,536		$2,406
Market rate and other savings	117,373	112,392		108,969		104,603		100,816
Savings certificates	19,495	19,949		20,429		21,355		22,004
Other time deposits	22,719	26,382		27,633		26,912		20,531
Deposits in foreign offices	7,171	5,992		5,643		6,278		6,337

Total interest-bearing deposits	169,720	167,459		165,266		161,684		152,094
Short-term borrowings	25,630	28,367		29,572		30,218		31,473
Long-term debt	64,416	58,814		57,960		51,677		46,662
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	3,591		3,525		3,215		2,885

Total interest-bearing liabilities	259,766	258,231		256,323		246,794		233,114
Portion of noninterest-bearing funding sources	72,278	69,111		75,962		68,916		63,664

Total funding sources	$332,044	$327,342		$332,285		$315,710		$296,778

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,152	$13,083		$13,642		$13,320		$13,691
Goodwill	10,394	10,209		9,817		9,802		9,789
Other	31,024	34,110		39,251		36,256		34,850

Total noninterest-earning assets	$54,570	$57,402		$62,710		$59,378		$58,330

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$73,316	$74,941		$83,695		$76,934		$71,576
Other liabilities	18,572	18,000		22,139		20,169		19,810
Preferred stockholders’ equity	(20)	20		50		47		60
Common stockholders’ equity	34,980	33,552		32,788		31,144		30,548
Noninterest-bearing funding sources used to fund earning assets	(72,278)	(69,111)		(75,962)		(68,916)		(63,664)

Net noninterest-bearing funding sources	$54,570	$57,402		$62,710		$59,378		$58,330

TOTAL ASSETS	$386,614	$384,744		$394,995		$375,088		$355,108

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Quarter ended March 31	,
(in millions)	2004	2003

Balance, beginning of period	$34,469	$30,319
Net income	1,767	1,492
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	(2)	8
Change in valuation allowance related to:
Investment securities and other retained interests	106	(113)
Derivative instruments and hedging activities	15	42
Common stock issued	404	146
Common stock repurchased	(633)	(744)
Preferred stock released to ESOP	83	81
Preferred stock dividends	—	(1)
Common stock dividends	(765)	(506)
Other, net	(2)	8

Balance, end of period	$35,442	$30,732

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,	Mar. 31	,
(in millions)	2004		2003		2003		2003		2003

Commercial and commercial real estate:
Commercial	$48,034		$48,729		$47,720		$47,577		$48,147
Other real estate mortgage	28,323		27,592		25,723		25,703		25,629
Real estate construction	8,259		8,209		7,777		7,853		8,032
Lease financing	5,018		4,477		4,478		4,556		4,567

Total commercial and commercial real estate	89,634		89,007		85,698		85,689		86,375
Consumer:
Real estate 1-4 family first mortgage	90,563		83,535		66,760		53,420		48,337
Real estate 1-4 family junior lien mortgage	40,281		36,629		33,601		31,514		29,329
Credit card	8,357		8,351		7,836		7,626		7,359
Other revolving credit and installment	32,755		33,100		31,919		30,943		28,361

Total consumer	171,956		161,615		140,116		123,503		113,386
Foreign	2,626		2,451		2,323		2,242		2,061

Total loans (net of unearned income)	$264,216		$253,073		$228,137		$211,434		$201,822

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,	Mar. 31 ,
(in millions)	2004	2003	2003	2003	2003

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$514	$592	$713	$787	$836
Other real estate mortgage	263	285	267	263	222
Real estate construction	71	56	48	61	72
Lease financing	74	73	71	85	85

Total commercial and commercial real estate	922	1,006	1,099	1,196	1,215
Consumer:
Real estate 1-4 family first mortgage	281	274	258	242	239
Real estate 1-4 family junior lien mortgage	96	87	79	69	60
Other revolving credit and installment	85	88	78	49	44

Total consumer	462	449	415	360	343
Foreign	3	3	3	5	5

Total nonaccrual loans	1,387	1,458	1,517	1,561	1,563
As a percentage of total loans	.52%	.58%	.66%	.74%	.77%

Foreclosed assets	222	198	196	190	193
Real estate investments	2	6	6	5	5

Total nonaccrual loans and other assets	$1,611	$1,662	$1,719	$1,756	$1,761

As a percentage of total loans	.61%	.66%	.75%	.83%	.87%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,	Mar. 31 ,
(in millions)	2004	2003	2003	2003	2003

Balance, beginning of quarter	$3,891	$3,854	$3,853	$3,840	$3,819

Allowances related to business combinations/other	—	37	(1)	7	25

Provision for loan losses	404	465	426	421	411

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(111)	(161)	(136)	(147)	(153)
Other real estate mortgage	(7)	(10)	(12)	(9)	(2)
Real estate construction	(3)	(3)	(2)	(3)	(3)
Lease financing	(12)	(10)	(12)	(10)	(11)

Total commercial and commercial real estate	(133)	(184)	(162)	(169)	(169)
Consumer:
Real estate 1-4 family first mortgage	(13)	(15)	(11)	(9)	(13)
Real estate 1-4 family junior lien mortgage	(29)	(23)	(16)	(19)	(18)
Credit card	(109)	(139)	(109)	(116)	(112)
Other revolving credit and installment	(224)	(224)	(206)	(198)	(198)

Total consumer	(375)	(401)	(342)	(342)	(341)
Foreign	(28)	(30)	(29)	(25)	(20)

Total loan charge-offs	(536)	(615)	(533)	(536)	(530)

Loan recoveries:
Commercial and commercial real estate:
Commercial	42	72	31	37	36
Other real estate mortgage	2	4	2	3	2
Real estate construction	1	1	2	4	5
Lease financing	6	2	2	2	1

Total commercial and commercial real estate	51	79	37	46	44
Consumer:
Real estate 1-4 family first mortgage	1	1	3	3	2
Real estate 1-4 family junior lien mortgage	4	1	5	4	3
Credit card	15	13	13	13	12
Other revolving credit and installment	56	51	46	50	51

Total consumer	76	66	67	70	68
Foreign	5	5	5	5	3

Total loan recoveries	132	150	109	121	115

Net loan charge-offs	(404)	(465)	(424)	(415)	(415)

Balance, end of quarter	$3,891	$3,891	$3,854	$3,853	$3,840

Net loan charge-offs (annualized) as a percentage of average total loans	.63%	.78%	.78%	.81%	.86%

Allowance as a percentage of total loans	1.47%	1.54%	1.69%	1.82%	1.90%

Allowance as a percentage of nonaccrual loans	281%	267%	254%	247%	246%

Allowance as a percentage of nonaccrual loans and other assets	242%	234%	224%	219%	218%

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31	,	%
(in millions)	2004	2003	Change

Service charges on deposit accounts	$615	$553	11%

Trust and investment fees:
Trust, investment and IRA fees	375	324	16
Commissions and all other fees	160	136	18

Total trust and investment fees	535	460	16

Credit card fees	258	243	6

Other fees:
Cash network fees	43	42	2
Charges and fees on loans	211	180	17
All other	160	144	11

Total other fees	414	366	13

Mortgage banking:
Origination and other closing fees	178	276	(36)
Servicing fees, net of amortization and provision for impairment	166	(443)	—
Net gains (losses) on mortgage loan origination/sales activities	(80)	637	—
All other	51	91	(44)

Total mortgage banking	315	561	(44)

Operating leases	209	251	(17)
Insurance	317	266	19
Net gains on debt securities available for sale	33	18	83
Net gains (losses) from equity investments	95	(98)	—
Net gains (losses) on sales of loans	4	(1)	—
Net gains on dispositions of operations	1	27	(96)
All other	301	187	61

Total	$3,097	$2,833	9%

NONINTEREST EXPENSE

	Quarter ended March 31		,	%
(in millions)	2004	2003		Change

Salaries	$1,277	$1,141		12%
Incentive compensation	391	447		(13)
Employee benefits	492	419		17
Equipment	301	269		12
Net occupancy	294	296		(1)
Operating leases	155	187		(17)
Contract services	143	155		(8)
Outside professional services	119	112		6
Outside data processing	99	98		1
Advertising and promotion	84	81		4
Travel and entertainment	97	85		14
Telecommunications	81	78		4
Postage	75	84		(11)
Stationery and supplies	60	54		11
Charitable donations	7	14		(50)
Insurance	71	50		42
Operating losses	17	57		(70)
Security	40	42		(5)
Core deposit intangibles	34	37		(8)
All other	192	251		(24)

Total	$4,029	$3,957		2%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30 ,	Jun. 30 ,	Mar. 31 ,
(in millions)	2004		2003		2003	2003	2003

Service charges on deposit accounts	$615		$613		$607	$587	$553

Trust and investment fees:
Trust, investment and IRA fees	375		350		348	322	324
Commissions and all other fees	160		154		156	148	136

Total trust and investment fees	535		504		504	470	460

Credit card fees	258		252		251	257	243

Other fees:
Cash network fees	43		44		48	46	42
Charges and fees on loans	211		191		199	186	180
All other	160		177		175	141	144

Total other fees	414		412		422	373	366

Mortgage banking:
Origination and other closing fees	178		215		393	334	276
Servicing fees, net of amortization and provision for impairment	166		312		(82)	(741)	(443)
Net gains (losses) on mortgage loan origination/sales activities	(80)		14		319	831	637
All other	51		95		143	119	91

Total mortgage banking	315		636		773	543	561

Operating leases	209		211		229	245	251
Insurance	317		264		252	289	266
Net gains (losses) on debt securities available for sale	33		(12)		(23)	20	18
Net gains (losses) from equity investments	95		143		58	(47)	(98)
Net gains (losses) on sales of loans	4		5		19	5	(1)
Net gains on dispositions of operations	1		2		—	—	27
All other	301		371		99	215	187

Total	$3,097		$3,401		$3,191	$2,957	$2,833

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,	Mar. 31	,
(in millions)	2004		2003		2003		2003		2003

Salaries	$1,277		$1,351		$1,185		$1,155		$1,141
Incentive compensation	391		483		621		503		447
Employee benefits	492		417		374		350		419
Equipment	301		375		298		305		269
Net occupancy	294		310		283		288		296
Operating leases	155		162		175		178		187
Contract services	143		191		270		250		155
Outside professional services	119		164		122		111		112
Outside data processing	99		98		105		103		98
Advertising and promotion	84		118		98		96		81
Travel and entertainment	97		114		98		92		85
Telecommunications	81		87		92		86		78
Postage	75		71		94		87		84
Stationery and supplies	60		68		62		57		54
Charitable donations	7		21		197		5		14
Insurance	71		31		48		69		50
Operating losses	17		44		29		64		57
Security	40		38		41		42		42
Core deposit intangibles	34		35		35		36		37
All other	192		322		348		281		251

Total	$4,029		$4,500		$4,575		$4,158		$3,957

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31							,
	2004				2003
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,671	.95%	$6		$3,101	1.32%	$10
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,224	4.16	12		1,294	5.31	16
Securities of U.S. states and political subdivisions	3,338	7.92	62		2,040	8.76	42
Mortgage-backed securities:
Federal agencies	20,635	6.01	298		17,709	7.82	321
Private collateralized mortgage obligations	2,713	5.29	35		2,025	7.27	35

Total mortgage-backed securities	23,348	5.93	333		19,734	7.76	356
Other debt securities (4)	3,543	7.60	60		3,013	7.56	56

Total debt securities available for sale (4)	31,453	6.24	467		26,081	7.69	470
Mortgages held for sale (3)	25,023	5.34	334		58,422	5.57	814
Loans held for sale (3)	7,911	3.19	63		7,002	3.88	67
Loans:
Commercial	47,305	5.87	690		47,007	6.26	727
Real estate 1-4 family first mortgage	86,375	5.34	1,151		45,193	5.96	671
Other real estate mortgage	27,801	5.19	359		25,385	5.68	357
Real estate construction	8,264	4.94	101		7,908	5.27	103
Consumer:
Real estate 1-4 family junior lien mortgage	38,328	5.10	486		28,596	6.19	436
Credit card	8,338	11.92	249		7,400	12.44	230
Other revolving credit and installment	32,477	9.03	730		27,383	9.69	656

Total consumer	79,143	7.43	1,465		63,379	8.43	1,322
Lease financing	5,053	6.51	82		4,234	6.15	64
Foreign	2,507	17.71	111		1,951	18.60	91

Total loans (5)	256,448	6.20	3,959		195,057	6.90	3,335
Other	8,538	2.50	53		7,115	2.92	52

Total earning assets	$332,044	5.92	4,882		$296,778	6.48	4,748

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,962	.32	2		$2,406	.36	2
Market rate and other savings	117,373	.61	179		100,816	.75	187
Savings certificates	19,495	2.25	109		22,004	2.76	150
Other time deposits	22,719	1.08	61		20,531	1.36	69
Deposits in foreign offices	7,171	1.04	19		6,337	1.22	19

Total interest-bearing deposits	169,720	.88	370		152,094	1.14	427
Short-term borrowings	25,630	.99	63		31,473	1.22	95
Long-term debt	64,416	2.33	375		46,662	2.84	330
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—		2,885	3.83	27

Total interest-bearing liabilities	259,766	1.25	808		233,114	1.52	879
Portion of noninterest-bearing funding sources	72,278	—	—		63,664	—	—

Total funding sources	$332,044	.98	808		$296,778	1.21	879

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.94%	$4,074			5.27%	$3,869

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,152				$13,691
Goodwill	10,394				9,789
Other	31,024				34,850

Total noninterest-earning assets	$54,570				$58,330

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$73,316				$71,576
Other liabilities	18,572				19,810
Preferred stockholders’ equity	(20)				60
Common stockholders’ equity	34,980				30,548
Noninterest-bearing funding sources used to fund earning assets	(72,278)				(63,664)

Net noninterest-bearing funding sources	$54,570				$58,330

TOTAL ASSETS	$386,614				$355,108

(1)	Our average prime rate was 4.00% and 4.25% for the quarters ended March 31, 2004 and 2003, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.12% and 1.33% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for both quarters presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS

	Quarter ended
	Mar. 31	,	Dec. 31 ,	Sept. 30	,	Jun. 30	,	Mar. 31 ,
(income/expense in millions, average balances in billions)	2004		2003	2003		2003		2003

COMMUNITY BANKING
Net interest income	$2,846		$2,864	$2,990		$2,865		$2,777
Provision for loan losses	214		236	213		227		217
Noninterest income	2,140		2,544	2,379		2,186		2,109
Noninterest expense	2,994		3,385	3,603		3,200		3,026

Income before income tax expense	1,778		1,787	1,553		1,624		1,643
Income tax expense	611		605	488		565		585

Net income	$1,167		$1,182	$1,065		$1,059		$1,058

Average loans	$180.3		$162.7	$146.0		$135.7		$128.3
Average assets	277.4		278.5	290.2		269.5		255.4
Average core deposits	188.3		186.3	191.8		184.1		176.3

WHOLESALE BANKING
Net interest income	$562		$561	$556		$560		$551
Provision for loan losses	23		23	54		46		53
Noninterest income	828		750	707		656		652
Noninterest expense	669		694	629		636		620

Income before income tax expense	698		594	580		534		530
Income tax expense	250		212	208		189		183

Net income	$448		$382	$372		$345		$347

Average loans	$50.3		$49.8	$49.0		$49.8		$49.3
Average assets	75.7		74.8	75.7		78.4		74.1
Average core deposits	24.7		23.6	23.8		21.2		20.4

WELLS FARGO FINANCIAL
Net interest income	$644		$638	$599		$550		$523
Provision for loan losses	167		176	159		148		141
Noninterest income	102		96	97		95		91
Noninterest expense	366		370	343		321		308

Income before income tax expense	213		188	194		176		165
Income tax expense	77		69	73		66		63

Net income	$136		$119	$121		$110		$102

Average loans	$25.8		$23.5	$21.2		$19.3		$17.5
Average assets	27.4		25.3	22.9		21.1		19.4
Average core deposits	.1		.1	.1		.1		.1

OTHER (1)
Net interest income	$(2)		$(19)	$(3)		$(2)		$(2)
Provision for loan losses	—		30	—		—		—
Noninterest income	27		11	8		20		(19)
Noninterest expense	—		51	—		1		3

Income (loss) before income tax expense (benefit)	25		(89)	5		17		(24)
Income tax expense (benefit)	9		(30)	2		6		(9)

Net income (loss)	$16		$(59)	$3		$11		$(15)

Average loans	$—		$—	$—		$—		$—
Average assets	6.1		6.1	6.2		6.1		6.2
Average core deposits	—		—	—		—		—

CONSOLIDATED COMPANY
Net interest income	$4,050		$4,044	$4,142		$3,973		$3,849
Provision for loan losses	404		465	426		421		411
Noninterest income	3,097		3,401	3,191		2,957		2,833
Noninterest expense	4,029		4,500	4,575		4,158		3,957

Income before income tax expense	2,714		2,480	2,332		2,351		2,314
Income tax expense	947		856	771		826		822

Net income	$1,767		$1,624	$1,561		$1,525		$1,492

Average loans	$256.4		$236.0	$216.2		$204.8		$195.1
Average assets	386.6		384.7	395.0		375.1		355.1
Average core deposits	213.1		210.0	215.7		205.4		196.8

(1)	Other consists of Corporate level investment activities and balances and unallocated goodwill balances held at the enterprise level. This also includes separately identified transactions recorded at the enterprise level for management reporting. The other income and expense items for the quarter ended December 31, 2003 principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level for management reporting, including a $30 million non-recurring loss on sale of a sub-prime credit card portfolio and $51 million of other charges related to employee benefits and software. The other income and expense items for all other quarters presented principally relate to Corporate level equity investment activities. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (1)

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	Jun. 30 ,	Mar. 31 ,
(in millions)	2004	2003	2003	2003	2003

Mortgage Servicing Rights:
Balance, beginning of quarter	$8,848	$7,589	$6,375	$6,652	$6,677
Originations	338	674	1,377	892	603
Purchases	268	410	874	462	394
Amortization	(511)	(459)	(572)	(926)	(803)
Write-down	(169)	—	(492)	(535)	(311)
Other (includes changes in mortgage servicing rights due to hedging)	(504)	634	27	(170)	92

Balance before valuation allowance, end of quarter	8,270	8,848	7,589	6,375	6,652
Less: Valuation allowance	2,173	1,942	1,824	2,554	2,469

Balance, end of quarter	$6,097	$6,906	$5,765	$3,821	$4,183

Mortgage Servicing Rights Valuation Allowance:
Balance, beginning of quarter	$1,942	$1,824	$2,554	$2,469	$2,188
Provision for mortgage servicing rights in excess of fair value	400	118	—	620	592
Reversal of provision for mortgage servicing rights in excess of fair value	—	—	(238)	—	—
Write-down of mortgage servicing rights	(169)	—	(492)	(535)	(311)

Balance, end of quarter	$2,173	$1,942	$1,824	$2,554	$2,469

Ratio of mortgage servicing rights to related mortgage loans serviced for others	1.00%	1.15%	1.03%	.73%	.84%

	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,	Mar. 31	,
(in billions)	2004		2003		2003		2003		2003

Managed Servicing Portfolio:
Loans serviced for others	$609		$598		$560		$522		$499
Owned loans serviced (portfolio & held for sale)	116		112		121		111		110

Total owned servicing	725		710		681		633		609
Sub-servicing	28		21		18		23		29

Total	$753		$731		$699		$656		$638

Weighted-average note rate (owned servicing only)	5.84%		5.90%		5.98%		6.23%		6.49%

(1)	Consists of residential and commercial mortgage servicing from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,	Mar. 31	,
(in billions)	2004		2003		2003		2003		2003

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$119		$71		$135		$204		$157
Percentage of refinances	56%		45%		59%		77%		77%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$72		$46		$62		$120		$89

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	Jun. 30	,	Mar. 31	,
(in billions)	2004		2003		2003		2003		2003

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$30		$31		$80		$73		$51
Correspondent/Wholesale	25		30		71		54		46
Home equity loans and lines	8		8		8		7		5
Wells Fargo Financial	2		2		2		1		1

Total	$65		$71		$161		$135		$103

Year-to-date	$65		$470		$399		$238		$103

(1)	Consists of residential real estate originations from all Wells Fargo channels.